Exhibit 99.1

SUBSCRIPTION AGREEMENT

Havana Furnishings Inc.
Edificio Ultramar Plaza

Apt. #4A 47th Street

Panama City, Panama

Dear Sir:

     Concurrent with execution of this Agreement, the undersigned (the “Purchaser”) is purchasing _______________________________________________ (__________) shares of Common Stock of Havana Furnishings Inc. (the “Company”) at a price of $0.015 per Share (the “Subscription Price”).   Purchaser hereby confirms the subscription for and purchase of said number of shares and hereby agrees to pay herewith the Subscription Price for such Shares.   Purchaser further confirms that Mr. Haisam Hamie solicited him/her/it to purchase the shares of Common Stock of the Company and no other person participated in such solicitation other than Mr. Hamie.

   The company requests that you review its terms and conditions for which a return of your funds is warranted in its prospectus prior to investing.

     MAKE CHECK PAYABLE TO: Havana Furnishings Inc.

     Executed this _____ day of ___________________, 2011.

____________________________________                    ____________________________________
                                                                                            Signature of Purchaser
____________________________________

____________________________________
Address of Purchaser

____________________________________
Printed Name of Purchaser

PLEASE ENSURE FUNDS ARE IN US DOLLARS

__________	X $0.015 _________	=	US$ _________
Number of Shares Purchased			Total Subscription Price
Form of Payment:	Cash: __________ Check #: ____________		Other: ________________

Havana Furnishings Inc.

By:	__________________________________

Title:	__________________________________